UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DELIMOBIL HOLDING S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10, rue C.M. Spoo
Luxembourg
Grand Duchy of Luxembourg	L-2546
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing two Ordinary Shares	The New York Stock Exchange LLC
Ordinary shares, nominal value of EUR 0.01 per share*	The New York Stock Exchange LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-260138.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

*

Not for trading, but only in connection with the listing of the American Depositary Shares on The New York Stock Exchange LLC. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

EXPLANTORY NOTE

This Amendment No. 1 to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by Delimobil Holding S.A. with the Securities and Exchange Commission (the “SEC”) on October 29, 2021 (the “Form 8-A”). The Form 8-A is being amended to update the title of the first security listed under the “Title of each class to be so registered” heading to be “American Depositary Shares, each representing two Ordinary Shares.”

Item 1. Description of Registrant’s Securities to be Registered.

Delimobil Holding S.A. (the “Company”) hereby incorporates by reference herein the description of the securities to be registered hereunder set forth under the headings “Description of Share Capital and Articles of Association” and “Description of American Depositary Shares” in the Company’s Registration Statement on Form F-1 (File No. 333-260138), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 8, 2021, as subsequently amended (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, which information shall be deemed to be incorporated herein by reference. The American Depositary Shares, each representing two ordinary shares, nominal value of EUR 0.01 per share, are expected to be listed on The New York Stock Exchange LLC.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 2, 2021

DELIMOBIL HOLDING S.A.

	By:	/s/ Elena Bekhtina
	Name:	Elena Bekhtina
	Title:	Chief Executive Officer